UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

TRAC INTERMODAL LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

551112

(Primary Standard Industrial

Classification Code Number)

46-0648957

(I.R.S. Employer Identification No.)

750 College Road East

Princeton, New Jersey 08540

(609) 452-8900

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 7, 2016, TRAC Intermodal LLC (the “Company”) issued a press release announcing the commencement of a proposed private offering with TRAC Intermodal Corp. of $485 million aggregate principal amount of senior secured notes due 2021 (the “Notes”). The Notes will be guaranteed by certain of the subsidiaries that guarantee the Company’s senior secured credit facility (the “ABL Credit Facility”) as well as by Interpool, Inc. d/b/a TRAC Intermodal, the borrower under the ABL Credit Facility and a wholly owned subsidiary of the Company. The Notes and the note guarantees will be secured, subject to certain exceptions and permitted liens, by a second-priority lien on all of the tangible and intangible assets that secure the obligations of the Company and the guarantors under the ABL Credit Facility. The Notes and the related note guarantees will be offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act.

The press release announcing the commencement of the proposed private offering is attached hereto as Exhibit 99.1, and is incorporated by reference herein. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of TRAC Intermodal LLC dated March 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAC Intermodal LLC

Dated: March 7, 2016	By:	/s/ Gregg Carpene
Name: Gregg Carpene
Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of TRAC Intermodal LLC dated March 7, 2016